                                                                    EXHIBIT 99.1


HCA                                                                 NEWS
--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                               MEDIA CONTACT:
Mark Kimbrough                                                  Jeff Prescott
(615) 344-2688                                                  (615) 344-5708


                     HCA REPORTS 2004 SECOND QUARTER RESULTS


NASHVILLE, TENN., JULY 26, 2004 - HCA (NYSE: HCA) today announced revenues for the quarter ended June 30, 2004 increased 6.7 percent to $5.8 billion from $5.5 billion in the second quarter of 2003. Net income totaled $352 million, or $0.72 per diluted share, compared to $240 million, or $0.47 per diluted share, in 2003. Results for the second quarter of 2004 include a positive $59 million, or $0.07 per diluted share, change in the Company's estimated professional liability insurance reserves. Net income for the second quarter of 2003 includes an increase in the Company's estimated allowance for doubtful accounts of $106 million, or $0.13 per diluted share, and an asset impairment charge of $130 million, or $0.15 per diluted share.

The amount of the change to the estimated professional liability insurance reserves was determined based upon the annual, independent actuarial analyses, which noted favorable claim and payment trends, the adoption of tort reform and limitations on losses in certain states, benefits resulting from the Company's patient safety programs and low inflation rates. The adjustment reduces other operating expenses.

Same facility revenues rose 6.8 percent in the second quarter of 2004, same facility revenue per equivalent admission increased 5.7 percent, same facility admissions increased 0.4 percent and same facility equivalent admissions increased 1.0 percent, compared to the second quarter of 2003. Same facility surgical volume increased 1.1 percent in the second quarter of 2004.

The Company's provision for doubtful accounts in the second quarter totaled $661 million, or 11.3 percent of revenues, compared to $694 million, or 11.7 percent of revenues, in the first quarter of 2004 and $577 million, or 10.6 percent of revenues, in the second quarter of 2003.

"The sequential improvement in bad debt expense, while positive, represents just one data point of improvement in the bad debt equation, and many macroeconomic issues remain for the health care industry. However, we have identified many improvements in our internal processes that we feel can help mitigate these costs. We also remain confident that the capital deployed in our facilities and the commitment of our employees to deliver quality health care services continue to enhance our position for the future," stated Jack O. Bovender, Jr., Chairman and Chief Executive Officer of HCA.

Revenues for the six months ended June 30, 2004 were $11.8 billion compared to $10.7 billion in 2003. Net income totaled $697 million, or $1.41 per diluted share, compared to $709 million, or $1.37 per diluted share, for the six months ended June 30, 2003.

Same facility uninsured emergency room visits rose 16.9 percent in the second quarter of 2004, while same facility uninsured admissions rose 15.2 percent in the second quarter of 2004 compared to the second quarter of 2003. Same facility uninsured emergency room visits accounted for 20.5 percent of total emergency room visits and same facility uninsured admissions accounted for 4.8 percent of total admissions in the second quarter of 2004. The Company's health care facilities provided $232 million of charity care and discounts to the uninsured during the second quarter of 2004, up from $209 million in the second quarter of 2003.

Medicare regulatory changes, effective October 1, 2003, resulted in a $35 million ($0.04 per diluted share) reduction in the Company's Medicare operating outlier payments (from $64 million in the second quarter of 2003 to $29 million in the second quarter of 2004). The lower outlier payments resulted in a 60 basis point reduction in the Company's revenue per equivalent admission growth in the quarter.

During the second quarter of 2004, same facility outpatient surgeries increased
0.9 percent. Included in this statistic are ambulatory surgery volumes, which increased 4.1 percent, and hospital based outpatient surgeries, which decreased
0.4 percent. Same facility emergency room visits increased 2.4 percent during the second quarter compared to the same period of 2003.

The Company's cash flow from operations increased to $682 million for the second quarter of 2004 from $320 million in 2003. During the second quarter of 2004, the Company benefited from lower estimated tax payments, while cash flow for the second quarter of 2003 was reduced by a $250 million settlement payment to the Federal government. Capital expenditures, excluding acquisitions, totaled $397 million in the second quarter of 2004. The Company anticipates capital expenditures, excluding acquisitions, will approximate $1.65 billion in 2004.

HCA's ratio of debt-to-debt plus common and minority equity was 55.1 percent at June 30, 2004 compared to 55.8 percent at December 31, 2003.

The Company repurchased 5.4 million shares of its common stock at a cost of $217 million (average cost of $39.93 per share) during the second quarter of 2004. The Company repurchased 0.2 million shares at a cost of $8 million in July 2004, completing the Company's $1.5 billion share repurchase authorization. Since 1997, HCA has repurchased approximately 249 million shares at a cost of $7.5 billion (average cost of $30.20 per share). HCA had 482 million shares outstanding at June 30, 2004.

At June 30, 2004, the Company operated 190 hospitals and 91 freestanding surgery centers (including 7 hospitals and 9 freestanding surgery centers owned through equity method joint ventures) located in 23 states, London, England and Geneva, Switzerland compared to 190 hospitals and 80 freestanding surgery centers (including 6 hospitals and 4 freestanding surgery centers owned through equity method joint ventures) at June 30, 2003.

HCA will host a conference call for investors at 8:30 a.m. CDT (9:30 a.m. EDT) today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon and for the next 30 days. The webcast can be accessed at http://www.firstcallevents.com/service/ajwz399509065gf12.html.


                                      -30-

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (i) increases in the amount and risk of collectability of uninsured accounts and deductibles and co-pay amounts for insured accounts, (ii) the ability to achieve operating and financial targets and achieve expected levels of patient volumes and control the costs of providing services, (iii) the highly competitive nature of the health care business, (iv) the efforts of insurers, health care providers and others to contain health care costs, (v) possible changes in the Medicare and Medicaid programs that may impact reimbursements to health care providers and insurers, (vi) the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel, (vii) potential liabilities and other claims that may be asserted against the Company, (viii) fluctuations in the market value of the Company's common stock, (ix) the impact of the Company's charity care and self-pay discounting policy changes, (x) changes in accounting practices, (xi) changes in general economic conditions, (xii) future divestitures which may result in charges, (xiii) changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, (xiv) the availability and terms of capital to fund the expansion of the Company's business, (xv) changes in business strategy or development plans, (xvi) delays in receiving payments for services provided, (xvii) the possible enactment of Federal or state health care reform, (xviii) the outcome of pending and any future tax audits and litigation associated with the Company's tax positions,
(xix) the outcome of the Company's continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and the Company's corporate integrity agreement with the government, (xx) changes in Federal, state or local regulations affecting the health care industry, (xxi) the ability to successfully integrate the operations of Health Midwest, (xxii) the ability to develop and implement the payroll and human resources information system within the expected time and cost projections and, upon implementation, to realize the expected benefits and efficiencies, and (xxiii) other risk factors detailed in the Company's filings with the SEC. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company" and "HCA" as used throughout this document refer to HCA Inc. and its affiliates.

                                    HCA INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                                 SECOND QUARTER
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                                      2004                        2003
                                                              -------------------          -------------------
                                                               AMOUNT       RATIO           Amount       Ratio
                                                              ---------     -----          ---------     -----
Revenues .................................................    $   5,833     100.0%         $   5,467     100.0%

Salaries and benefits ....................................        2,334      40.0              2,178      39.8
Supplies .................................................          967      16.6                870      15.9
Other operating expenses .................................          891      15.3                926      17.0
Provision for doubtful accounts ..........................          661      11.3                577      10.6
(Gains) losses on investments ............................          (18)     (0.3)                 1        --
Equity in earnings of affiliates .........................          (53)     (0.9)               (53)     (1.0)
Depreciation and amortization ............................          315       5.4                278       5.1
Interest expense .........................................          136       2.3                123       2.2
Gains on sales of facilities .............................           --        --                 (1)       --
Impairment of long-lived assets ..........................           --        --                130       2.4
Investigation related costs ..............................           --        --                  1        --
                                                              ---------     -----          ---------     -----

                                                                  5,233      89.7              5,030      92.0
                                                              ---------     -----          ---------     -----

Income before minority interests and income taxes ........          600      10.3                437       8.0

Minority interests in earnings of consolidated entities ..           35       0.6                 47       0.9
                                                              ---------     -----          ---------     -----

Income before income taxes ...............................          565       9.7                390       7.1

Provision for income taxes ...............................          213       3.7                150       2.7
                                                              ---------     -----          ---------     -----

     Net income ..........................................    $     352       6.0          $     240       4.4
                                                              =========     =====          =========     =====

Diluted earnings per share ...............................    $    0.72                    $    0.47

Shares used in computing diluted earnings per share (000)       490,261                      514,412

                                    HCA INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                                     2004                           2003
                                                              -------------------          --------------------
                                                                AMOUNT      RATIO           Amount        Ratio
                                                              ---------     -----          ---------      -----

Revenues .................................................    $  11,770     100.0%         $  10,740      100.0%

Salaries and benefits ....................................        4,667      39.7              4,274       39.8
Supplies .................................................        1,947      16.5              1,715       16.0
Other operating expenses .................................        1,842      15.6              1,779       16.5
Provision for doubtful accounts ..........................        1,355      11.5              1,005        9.4
(Gains) losses on investments ............................          (28)     (0.2)                 1         --
Equity in earnings of affiliates .........................          (99)     (0.8)              (111)      (1.0)
Depreciation and amortization ............................          618       5.2                539        4.9
Interest expense .........................................          271       2.3                237        2.2
Gains on sales of facilities .............................           --        --                (75)      (0.7)
Impairment of long-lived assets ..........................           --        --                130        1.2
Investigation related costs ..............................           --        --                  5        0.1
                                                              ---------     -----          ---------      -----

                                                                 10,573      89.8              9,499       88.4
                                                              ---------     -----          ---------      -----

Income before minority interests and income taxes ........        1,197      10.2              1,241       11.6

Minority interests in earnings of consolidated entities ..           73       0.7                 86        0.8
                                                              ---------     -----          ---------      -----

Income before income taxes ...............................        1,124       9.5              1,155       10.8

Provision for income taxes ...............................          427       3.6                446        4.2
                                                              ---------     -----          ---------      -----

     Net income ..........................................    $     697       5.9          $     709        6.6
                                                              =========     =====          =========      =====

Diluted earnings per share ...............................    $    1.41                    $    1.37

Shares used in computing diluted earnings per share (000)       493,941                      518,374

                                    HCA INC.
                   SUPPLEMENTAL OPERATING RESULTS INFORMATION
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                                                   SECOND QUARTER             YEAR TO DATE
                                                                                ----------------------    ----------------------
                                                                                  2004         2003          2004        2003
                                                                                ---------    ---------    ---------    ---------
Revenues ...................................................................    $   5,833    $   5,467    $  11,770    $  10,740

Net income .................................................................    $     352    $     240    $     697    $     709
     Gains on sales of facilities (net of tax) .............................           --           --           --          (42)
     Impairment of long-lived assets (net of tax) ..........................           --           79           --           79
     Investigation related costs (net of tax) ..............................           --           --           --            3
                                                                                ---------    ---------    ---------    ---------
Net income, excluding gains on sales of facilities, impairment of long-lived
  assets and investigation related costs (a) ...............................          352          319          697          749
     Depreciation and amortization .........................................          315          278          618          539
     Interest expense ......................................................          136          123          271          237
     Minority interests in earnings of consolidated entities ...............           35           47           73           86
     Provision for income taxes ............................................          213          201          427          466
                                                                                ---------    ---------    ---------    ---------

Adjusted EBITDA (a) ........................................................    $   1,051    $     968    $   2,086    $   2,077
                                                                                =========    =========    =========    =========


Diluted earnings per share:
     Net income ............................................................    $    0.72    $    0.47    $    1.41    $    1.37
     Gains on sales of facilities ..........................................           --           --           --        (0.08)
     Impairment of long-lived assets .......................................           --         0.15           --         0.15
                                                                                ---------    ---------    ---------    ---------
        Net income, excluding gains on sales of facilities, impairment of
          long-lived assets and investigation related costs (a) ............    $    0.72    $    0.62    $    1.41    $    1.44
                                                                                =========    =========    =========    =========

Shares used in computing diluted earnings per share (000) ..................      490,261      514,412      493,941      518,374


------------------------------

(a) Net income, excluding gains on sales of facilities, impairment of long-lived assets and investigation related costs, and adjusted EBITDA are non-GAAP financial measures. The Company believes that net income, excluding certain measures required to be disclosed by GAAP, and adjusted EBITDA are important operating measures that supplement discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management. HCA's management relies upon net income, excluding certain measures required to be disclosed by GAAP, and adjusted EBITDA as the primary measures to review and assess operating perfomance of its hospital facilities and their management teams.

     Management and investors review both the Company's overall performance (including net income, excluding certain measures required to be disclosed by GAAP, GAAP net income and GAAP EPS) and the operating performance of the Company's health care facilities (adjusted EBITDA). Adjusted EBITDA and the adjusted EBITDA margin (adjusted EBITDA divided by revenues) are utilized by management and investors to compare the Company's current operating results with the corresponding periods during the previous year and to compare the Company's operating results with other companies in the health care industry. The Company recorded asset impairment charges during the second quarter and gains on sales of facilities and investigation related costs during the six months ended June 30, 2003. It is reasonable to expect that asset impairment charges and gains on sales of facilities will occur in future periods, but the amounts recognized for these items can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of the Company's health care facilities and complicate quarterly comparisons of the Company's results of operations and operations comparisons with other health care companies. In addition, the Company does not currently expect to incur investigation related costs in future periods and the nature and materiality of these charges have significant effects on the ability of an investor to compare the operating results of the Company's hospital facilities from period to period and to compare the Company's operating results with other companies in the industry.

     Net income, excluding certain measures required to be disclosed by GAAP, and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States, and should not be considered as alternatives to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because net income, excluding certain measures required to be disclosed by GAAP, and adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are susceptible to varying calculations, net income, excluding certain measures required to to be disclosed by GAAP, and adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

                                    HCA INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                                  JUNE 30,       MARCH 31,     DECEMBER 31,
                                                                    2004           2004           2003
                                                                  ---------      ---------     -----------
                                         ASSETS
Current assets:
     Cash and cash equivalents ...............................    $     120      $     148      $     115
     Accounts receivable, net ................................        3,113          3,243          3,095
     Inventories .............................................          541            532            520
     Deferred income taxes ...................................          573            564            534
     Other ...................................................          385            342            558
                                                                  ---------      ---------      ---------

          Total current assets ...............................        4,732          4,829          4,822

Property and equipment, at cost ..............................       19,346         18,969         18,685
Accumulated depreciation .....................................       (8,081)        (7,816)        (7,620)
                                                                  ---------      ---------      ---------
                                                                     11,265         11,153         11,065

Investments of insurance subsidiary ..........................        1,866          1,870          1,790
Investments in and advances to affiliates ....................          508            520            527
Goodwill .....................................................        2,496          2,499          2,481
Deferred loan costs ..........................................           76             80             75
Other ........................................................          236            260            303
                                                                  ---------      ---------      ---------

                                                                  $  21,179      $  21,211      $  21,063
                                                                  =========      =========      =========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable ........................................    $     746      $     809      $     877
     Accrued salaries ........................................          537            533            510
     Other accrued expenses ..................................        1,140          1,169          1,116
     Long-term debt due within one year ......................          710            223            665
                                                                  ---------      ---------      ---------

          Total current liabilities ..........................        3,133          2,734          3,168

Long-term debt ...............................................        7,961          8,530          8,042
Professional liability risks .................................        1,270          1,306          1,314
Deferred income taxes and other liabilities ..................        1,746          1,718          1,650
Minority interests in equity of consolidated entities ........          726            713            680

Stockholders' equity .........................................        6,343          6,210          6,209
                                                                  ---------      ---------      ---------

                                                                  $  21,179      $  21,211      $  21,063
                                                                  =========      =========      =========

Current ratio ................................................         1.51           1.77           1.52
Ratio of debt to debt plus common and minority equity ........         55.1%          55.8%          55.8%
Shares outstanding (thousands) ...............................      482,095        484,469        490,718

                                    HCA INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                              (DOLLARS IN MILLIONS)



                                                                              2004        2003
                                                                             -------     -------
Cash flows from operating activities:
    Net income ..........................................................    $   697     $   709
    Adjustments to reconcile net income to net cash provided by operating activities:
       Provision for doubtful accounts ..................................      1,355       1,005
       Depreciation and amortization ....................................        618         539
       Income taxes .....................................................        254         (17)
       Settlement with Federal government ...............................         --        (250)
       Gains on sales of facilities .....................................         --         (75)
       Impairment of long-lived assets ..................................         --         130
       Change in operating assets and liabilities .......................     (1,533)     (1,052)
       Other ............................................................         63          86
                                                                             -------     -------

         Net cash provided by operating activities ......................      1,454       1,075
                                                                             -------     -------


Cash flows from investing activities:
    Purchase of property and equipment ..................................       (787)       (920)
    Acquisition of hospitals and health care entities ...................        (30)       (884)
    Disposition of hospitals and health care entities ...................         28         121
    Change in investments ...............................................        (71)       (110)
    Other ...............................................................          1          (4)
                                                                             -------     -------

         Net cash used in investing activities ..........................       (859)     (1,797)
                                                                             -------     -------


Cash flows from financing activities:
    Issuance of long-term debt ..........................................        501         509
    Net change in revolving bank credit facility ........................       (160)        805
    Repayment of long-term debt .........................................       (383)        (52)
    Payment of cash dividends ...........................................        (72)        (20)
    Repurchases of common stock .........................................       (592)       (542)
    Issuances of common stock ...........................................        127          51
    Other ...............................................................        (11)         (6)
                                                                             -------     -------

         Net cash (used in) provided by financing activities ............       (590)        745
                                                                             -------     -------


Change in cash and cash equivalents .....................................          5          23
Cash and cash equivalents at beginning of period ........................        115         161
                                                                             -------     -------


Cash and cash equivalents at end of period ..............................    $   120     $   184
                                                                             =======     =======



Interest payments .......................................................    $   258     $   211
Income tax payments, net of refunds .....................................    $   173     $   463

                                    HCA INC.
                              OPERATING STATISTICS

                                                                                        FOR THE SIX MONTHS
                                                         SECOND QUARTER                    ENDED JUNE 30,
                                                    -------------------------        -------------------------
                                                      2004             2003            2004             2003
                                                    ---------       ---------        ---------       ---------
CONSOLIDATED HOSPITALS:

       Number of Hospitals                                183             184              183             184
       Weighted Average Licensed Beds                  41,962          42,178           41,948          41,074
       Licensed Beds at End of Period                  41,930          42,152           41,930          42,152

    REPORTED:
       Admissions                                     410,500         409,000          840,800         813,500
             % Change                                    0.4%                             3.4%
       Equivalent Admissions                          611,600         605,300        1,236,800       1,192,600
             % Change                                    1.0%                             3.7%
       Revenue per Equivalent Admission               $ 9,536         $ 9,033          $ 9,516         $ 9,006
             % Change                                    5.6%                             5.7%
       Inpatient Revenue per Admission                $ 8,667         $ 8,167          $ 8,618         $ 8,200
             % Change                                    6.1%                             5.1%

       Patient Days                                 2,033,400       2,020,200        4,207,000       4,047,400
       Equivalent Patient Days                      3,030,300       2,990,200        6,188,500       5,933,600

       Emergency Room Visits                        1,309,600       1,274,500        2,606,500       2,497,100
             % Change                                    2.8%                             4.4%

       Outpatient Revenues as a
           Percentage of Patient Revenues               38.1%           37.7%            37.5%           36.8%

       Average Length of Stay                             5.0             4.9              5.0             5.0

       Occupancy                                        53.3%           52.6%            55.1%           54.4%
       Equivalent Occupancy                             79.4%           77.9%            81.1%           79.8%

    SAME FACILITY:
       Admissions                                     408,500         406,800          804,100         792,300
             % Change                                    0.4%                             1.5%
       Equivalent Admissions                          608,300         602,100        1,180,500       1,159,900
             % Change                                    1.0%                             1.8%
       Revenue per Equivalent Admission               $ 9,519         $ 9,008          $ 9,530         $ 8,979
             % Change                                    5.7%                             6.1%
       Inpatient Revenue per Admission                $ 8,675         $ 8,173          $ 8,763         $ 8,267
             % Change                                    6.1%                             6.0%

       Emergency Room Visits                        1,293,900       1,263,400        2,483,300       2,425,900
             % Change                                    2.4%                             2.4%

NUMBER OF CONSOLIDATED AND
NON-CONSOLIDATED (50/50 EQUITY
JOINT VENTURES) HOSPITALS:

       Consolidated                                       183             184              183             184
       Non-Consolidated (50/50 Equity
           Joint Ventures)                                  7               6                7               6
                                                    ---------       ---------        ---------       ---------
       Total Number of Hospitals                          190             190              190             190
                                                    =========       =========        =========       =========